UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2023

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Executive Officer

On November 7, 2023, the Board of Directors of RE/MAX Holdings, Inc. (the “Company”) appointed Erik Carlson as the Company’s Chief Executive Officer, effective November 13, 2023 (the “Start Date”). The Board of Directors also appointed Mr. Carlson to the Company’s Board of Directors, effective as of the Start Date. Mr. Carlson will serve as a Class II director, with a term through the Company’s 2024 annual meeting of stockholders. Mr. Carlson was not appointed to any committees of the Board of Directors.

Mr. Carlson, age 53, previously served as the President and Chief Executive Officer of DISH Network Corporation from 2017 through November 12, 2023. He continues to serve on the Board of Directors of DISH Network Corporation, which he joined in December 2021.

On November 10, 2023, the Company entered into an Executive Agreement with Mr. Carlson (the “Executive Agreement”). Pursuant to the Executive Agreement, Mr. Carlson will receive an annual base salary of $825,000, a bonus for the remainder of 2023 equal to 100% of his annual base salary, pro-rated for the portion of the year that he serves as Chief Executive Officer, and an annual target bonus of 125% of his base salary for subsequent years. In the event that the Company terminates Mr. Carlson’s employment without Cause or Mr. Carlson terminates his employment for Good Reason (as such terms are defined in the Executive Agreement), Mr. Carlson would be entitled to a pro-rated bonus based on actual performance and salary continuation and benefits for 12 months if he was employed by the Company for less than two years and salary continuation and benefits for 18 months if he was employed for two years or more. If Mr. Carlson’s employment is terminated without Cause or by Mr. Carlson with Good Reason within two years following a Change in Control (as defined in the Executive Agreement), in lieu of the compensation and benefits described in the preceding sentence, Mr. Carlson would be entitled to a lump sum equal to two-and-one-half times the sum of his then current base salary and target annual bonus, and Mr. Carlson would be entitled to benefits continuation for 30 months. Mr. Carlson will not receive any additional compensation for his service on the Company’s Board of Directors.

In addition, pursuant to the inducement award exception under New York Stock Exchange Rule 303A.08, to induce Mr. Carlson to accept employment with the Company, he will be granted on the Start Date equity awards with a total intended value at grant of $5,500,000, which will consist of restricted stock units (“RSUs”) that are scheduled to vest as follows:

•	$1,000,000: time-based RSUs scheduled to vest one year after the Start Date.
•	$1,800,000: time-based RSUs scheduled to vest in equal installments on March 1, 2025, March 1, 2026, and March 1, 2027.
•	$2,700,000: performance-based RSUs that vest based on the price of the Company’s class A common stock during the performance period that runs from the Start Date through December 31, 2027 (the “Performance Period”). For the performance-based awards, the actual number of RSUs that vest will range from 0-200% of the target (for a potential maximum intended value at grant of $5,400,000), based on the table below.

60-Day VWAP Stock Price Level	Percent of RSUs That Vest
$20	25%
$25	50%
$30	75%
$35 (Target level)	100%
$40	125%
$45	150%
$50	175%
$55	200%

For purposes of meeting any stock price level with respect to the performance-based RSUs, the “60-Day VWAP” means the volume-weighted average trading price per share of the Company’s Class A common stock measured over any rolling 60 calendar day period (i.e., any 60 consecutive calendar days) occurring after the date of the award and within the Performance Period. With respect to the performance-based RSUs, in the event of a Change in Control (as defined in the Executive Agreement) during the Performance Period, then, subject to Mr. Carlson’s continuous service to the Company through the date of such Change in Control, the unvested portion of the award shall vest as follows: if the price per share of Class A common stock of the Company paid by an acquiror in connection with a Change of Control equals or exceeds a stock price target level set forth in the table above with respect to any unvested portion of the award, then the award will vest at the percentage for the applicable stock price target level immediately prior to the date of such Change in Control and the remainder of the unvested award shall be forfeited. With respect to the time-based RSUs, in the event of a Change in Control in connection with which the award is assumed or converted into an equivalent award by the acquiring entity, if Mr. Carlson’s continuous service with the Company is terminated by such entity without Cause or by Mr. Carlson with Good Reason following such Change in Control, the assumed or converted award shall automatically become fully vested on the date of such termination.

Mr. Carlson will be entitled to receive a future equity award in 2025 based on a compensation analysis performed by a third-party compensation consultant in the aggregate value of at least $4,500,000, subject to the Company’s standard governance approval process.

The foregoing summary of the Executive Agreement and equity awards does not purport to be complete and is qualified in its entirety by reference to the Executive Agreement and equity award forms, which are filed as Exhibits 10.1, 10.2, and 10.3 and are incorporated herein by reference.

There are no related party transactions between Mr. Carlson and the Company as defined in Item 404(a) of Regulation S-K. There are no family relationships between Mr. Carlson and any other director, executive officer, or person nominated or chosen to be a director or executive officer of the Company.

Departure of Chief Executive Officer

In connection with Mr. Carlson’s appointment as Chief Executive Officer, Stephen Joyce, who has served as the Company’s Chief Executive Officer on an interim basis, resigned as the Company’s Chief Executive Officer, effective November 13, 2023. Mr. Joyce continues to serve on the Company’s Board of Directors.

Approval of Retention Agreements

On November 10, 2023, the Compensation Committee of the Board (the “Committee”) approved Retention Agreements (the “Retention Agreements”), which provide for special cash awards to certain of the Company’s Named Executive Officers: Nicholas R. Bailey, President and Chief Executive Officer of RE/MAX, LLC; Karri R. Callahan, the Company’s Chief Financial Officer; Ward M. Morrison, President and Chief Executive Officer of Motto Mortgage and wemlo; and Serene M. Smith, the Company’s Chief Operating Officer and Chief of Staff. The Committee approved the Retention Agreements to encourage retention of the Company’s management team given the transition of the Company’s Chief Executive Officer and amidst the highly competitive market for talent, both within the real estate and mortgage industries and, more generally, for seasoned top leadership with the specific expertise possessed by these Named Executive Officers.

Under the Retention Agreements, certain of the Company’s Named Executive Officers will be eligible for special cash bonus awards in the following amounts: $478,931 for Mr. Bailey; $712,500 for Ms. Callahan; $430,363 for Mr. Morrison; and $391,230 for Ms. Smith. These cash retention awards will be payable on the first anniversary of Mr. Carlson’s Start Date, other than Ms. Callahan’s award, which will be payable on February 28, 2025, subject in each case to the grantee’s employment through the applicable date. The awards also require the grantees to agree to certain restrictive covenants, including non-disparagement, and confidentiality provisions. The foregoing description of the Retention Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Retention Agreement, which is filed hereto as Exhibit 10.4 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.*

The Company issued a press release announcing Mr. Carlson’s appointment on November 13, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.*

Exhibit No.	Description
10.1	Executive Agreement**
10.2	Form of Award Agreement – Time-Based RSU Awards
10.3	Form of Award Agreement – Performance-Based RSU Award
10.4	Form of RE/MAX Holdings, Inc. Retention Agreement
99.1	Press release issued on November 13, 2023
104	Cover Page Interactive Data File (formatted as inline XBRL).

Footnotes:

* The information contained in Items 7.01 and 9.01 and Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be set forth by specific reference in such filing.

** Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: November 13, 2023	By:	/s/ Karri Callahan
Karri Callahan
Chief Financial Officer